EXHIBIT 99.1

SUBLEASE AGREEMENT
FIRST AMENDMENT TO SUBLEASE AGREEMENT

THIS FIRST AMENDMENT TO SUBLEASE AGREEMENT (the “Amendment”) by and between PRESBYTERIAN MEDICAL CENTER OF THE UNIVERSITY OF PENNSYLVANIA HEALTH SYSTEM d/b/a PENN PRESBYTERIAN MEDICAL CENTER, (the “Sublessor”), and SPARKS THERAPEUTICS, INC. (the “Sublessee”) dated November 10, 2015, (the Sublease) is entered into by the Parties on this 1st day of February, 2016, and shall be effective in accordance with the provisions of Paragraph 5 below.

WHEREAS, Wexford-UCSC 3737, LLC (“Landlord”) and Sublessor entered into that certain Lease dated August 8, 2012, as subsequently amended (collectively, the “Prime Lease”), a copy of which is attached hereto as Exhibit “A” pursuant to which Landlord leased to Sublessor various premises more particularly described in the Prime Lease (the “Premises”) in the building located at 3737 Market Street, Philadelphia, PA 19104 (the “Building”);
WHEREAS, Sublessor and Sublessee are parties to the Sublease Agreement dated November 10, 2015, pursuant to which Sublessor leases Sublessee approximately 14,000 square feet of space on the 11th floor of the Building in accordance with the terms and conditions of the Sublease, and;
WHEREAS, Sublessee now desires to lease additional space on the 11th floor and Sublessor is willing to lease such additional space, in accordance with the terms and conditions of the Sublease and this Amendment;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee intending to be legally bound hereby covenant and agree as follows:

1.Recitals. The above set forth recitals are hereby incorporated into the body of this Amendment by reference.
2.    Definitions. Unless otherwise defined, all capitalized terms used and not defined in this Amendment shall, for the purposes of this Amendment, have the same meaning ascribed to them in the Prime Lease or the Sublease.
3.    Paragraph 2 Subleased Premises, and the Third WHEREAS of the Sublease are hereby amended to increase the square footage of the leased space on the 11th floor by approximately 553 square feet from approximately 14,000 square feet (the “Original Premises”) to approximately 14,553 square feet, as more particularly described on the floor plan attached hereto as Exhibit B-1 and by this reference incorporated herein (the “First Expansion Premises”) collectively the Original Premises and the First Expansion Premises may hereafter be referred to as the Premises or the Subleased Premises.
4.    Consent of Prime Landlord. Sublessee’s right to sublease the First Expansion Premises is subject to the written consent of the Prime Landlord in accordance with the terms of the Prime Lease.

EXHIBIT 99.1

5.    Paragraph 4 Term of Sublease shall be amended to provide that the Sublease term for the First Expansion Premises shall commence on the date upon which Landlord grants its consent to Sublessor’s occupancy of the Expansion Premises (the Effective Date) and shall be coterminous with the sublease term for the Original Premises.

6.    Rent for the First Expansion Premises shall be calculated in the same manner as the Original Premises, in accordance with the provision of Paragraph 5 of the Sublease.

7.    Unless expressly modified by the terms of this Amendment, the remaining terms and conditions of the Sublease shall remain in full force and effect. In the event of conflict between the terms of this amendment and the Agreement, the terms of the Amendment shall be controlling.

EXHIBIT 99.1

IN WITNESS WHEREOF, Sublessor and Sublessee have duly executed this Sublease as of the date set forth below.

Presbyterian Medical Center of the University of
Pennsylvania Health System d/b/a Penn
Presbyterian Medical Center, a Pennsylvania
non‑profit corporation

By: /s/ Michele M. Volpe
Name: Michele M. Volpe
Title: CEO
Date: 1/28/2016

SPARK THERAPEUTICS, INC., a Delaware
corporation

By: /s/ Jeffrey D. Marrazzo
Name: Jeffrey D. Marrazzo
Title: Chief Executive Officer
Date: 2/1/2016

Signature Page to Sublease Agreement Between The Trustees of
the University of Pennsylvania and Spark Therapeutics, Inc.

EXHIBIT 99.1

Exhibit B-1

Floor Plan - First Expansion Premises